SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934





Date of Report (Date of earliest event reported)        March 31, 1998
                                                  -----------------------------




                       McNEIL REAL ESTATE FUND XXIV, L.P.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)





         California                  0-14267                  74-2339537
--------------------------------------------------------------------------------
(State or other jurisdiction of     (Commission            (I.R.S. Employer
incorporation or organization)       File Number)           Identification No.)




             13760 Noel Road, Suite 600, LB70, Dallas, Texas, 75240
--------------------------------------------------------------------------------
               (Address of principal executive offices) (Zip code)




Registrant's telephone number, including area code       (972)  448-5800
                                                   -----------------------------

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

On March 31, 1998, McNeil Real Estate Fund XXIV, L.P. (the "Partnership") sold to Alexander Haagen Properties Operating Partnership, L.P., an unaffiliated buyer, Southpointe Plaza, an 83,506 square foot shopping center located in Sacramento, California, for a cash purchase price of $6,800,000. Net cash proceeds to the Partnership, after payoff of the first mortgage note and various closing costs, amounted to approximately $1,322,000.

Additionally, on April 1, 1998, Island Plaza, a 60,076 square foot shopping center located in Ft. Myers, Florida, was sold to EIG Island Plaza, Limited Partnership, an unaffiliated buyer, for a cash purchase price of $1,850,000. Net cash proceeds to the Partnership after payment of various closing costs, amounted to approximately $1,825,000.

                       McNEIL REAL ESTATE FUND XXIV, L.P.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized:



                                      McNEIL REAL ESTATE FUND XXIV, L.P.



April 9, 1998                         By:  /s/ Carol A. Fahs
-------------                              -------------------------------------
Date                                       Carol A. Fahs
                                           Chief Accounting Officer of
                                            McNeil Real Estate Management, Inc.